UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2013
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
On January 28, 2013, PPG Industries, Inc. (“PPG”) completed its exchange offer for PPG common stock in connection with the separation of PPG's commodity chemicals business. Also on January 28, 2013, after completion of the exchange offer a subsidiary of Georgia Gulf Corporation ("Georgia Gulf") merged with and into Eagle Spinco, the entity holding PPG's former commodity chemicals business, with Eagle Spinco surviving the merger. The combined company formed by uniting Georgia Gulf with PPG's former commodity chemicals business is now named Axiall Corporation. As previously reported, PPG entered into definitive agreements dated as of July 18, 2012 that contemplated these transactions.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro Forma Financial Information

•
The unaudited pro forma condensed consolidated balance sheet of PPG Industries, Inc. as of September 30, 2012 after giving effect to the separation and merger transaction as if it had occurred on September 30, 2012 and giving effect to the exchange offer as if it was consummated as of September 30, 2012;

•
The unaudited pro forma condensed consolidated statements of income of PPG Industries, Inc. for the years ended December 31, 2011, 2010 and 2009 and for the nine months ended September 30, 2012 and 2011 after giving effect to the separation and merger transaction as if it had occurred on January 1, 2009 and giving effect to the exchange offer as if it was consummated on January 1, 2009; and

•	notes to the unaudited pro forma condensed consolidated financial information
The unaudited pro forma condensed consolidated financial information of PPG Industries, Inc. are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(d) Exhibits. The following exhibit is being furnished as part of this Report

Exhibit Number	Description

99.1	Unaudited pro forma condensed consolidated financial statements of PPG Industries, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: February 1, 2013	By:	/s/ David B. Navikas
David B. Navikas
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited pro forma condensed consolidated financial statements of PPG Industries, Inc.